Exhibit 23


/Letterhead/          Schvaneveldt & Company
                   Certified Public Accountant
                 275 East South Temple, Suite 300
                    Salt Lake City, Utah 84111


Darrell T. Schvaneveldt, C.P.A.


               Consent of Darrell T. Schvaneveldt
                       Independent Auditor




     I consent to the use, in this Form 10-KSB, of our report dated April 28, 1997, on the financial statements of Exhibitronix, Inc., dated December 31, 1995, included herein.



/s/ Schvaneveldt & Company
Salt Lake City, Utah
June 17, 1997







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